UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SR Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	92-2601722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 West Union Avenue
Bound Brook, New Jersey	08805
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, $0.01 par value per share	The Nasdaq Stock Market, LLC
(Title of each class to be so registered)	(Name of each exchange on which
each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ⌧

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):  333-270489

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities to be registered, reference is made to the sections “Description of SR Bancorp Capital Stock” and “Market for the Common Stock” in the Prospectus contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-270489), initially filed on March 13, 2023, and subsequently amended (the “Form S-1”), which sections are hereby incorporated by reference.  For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to the sections “Restrictions on Acquisition of SR Bancorp and Somerset Savings Bank, SLA” and “Description of SR Bancorp Capital Stock” contained in such Prospectus, which sections are incorporated herein by reference.

Item 2.  Exhibits.

1.	Amended and Restated Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of the Form S-1).

2.	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.2 of the Form S-1).

3.	Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Form S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SR BANCORP, INC.

DATE: September 19, 2023	By:	/s/ William P. Taylor
William P. Taylor Chairman and Chief Executive Officer